Redwitz
CERTIFIED PUBLIC ACCOUNTANTS

Independent Auditors' Report and
Financial Statements for

Corstasis Therapeutics Inc.

December 31, 2025 and 2024

Corstasis Therapeutics Inc.

Contents

INDEPENDENT AUDITORS' REPORT

To Management
Corstasis Therapeutics Inc.
Henderson, Nevada

Opinion

We have audited the accompanying financial statements of Corstasis Therapeutics Inc. (a Delaware corporation), which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corstasis Therapeutics Inc. as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Corstasis Therapeutics Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Corstasis Therapeutics Inc.'s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors' Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Corstasis Therapeutics Inc.'s internal control. Accordingly, no such opinion is expressed.

- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Corstasis Therapeutics Inc.'s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Redwitz, Inc.

Redwitz, Inc.

Irvine, California
June 5, 2026

Corstasis Therapeutics Inc.

Balance Sheets

December 31, 2025 and 2024

	2025	2024
ASSETS		
Current assets		
Cash and cash equivalents	$ 4,503,869	$ 2,855,932
Accounts receivable, net	68,808	-
Inventory, net	4,514,319	-
Prepaid storage - current portion	51,667	51,667
Total current assets	9,138,663	2,907,599
Deferred tax asset	-	4,038,119
Prepaid storage, net of current portion	658,749	710,416
Total assets	$ 9,797,412	$ 7,656,134
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities		
Accounts payable	$ 404	$ 18,422
Accrued compensation and related expenses	1,250	1,400
Accrued expenses - current portion	3,325,364	-
Convertible note payable	-	775,000
Total current liabilities	3,327,018	794,822
Accrued expenses, net of current portion	1,092,884	-
Total liabilities	4,419,902	794,822
Stockholders' equity		
Common stock: $0.001 par value, 100,000,000 shares authorized	26,456	25,396
Additional paid-in capital	33,550,714	28,878,395
Simple agreements for future equity	4,600,000	-
Accumulated deficit	(32,799,660)	(22,042,479)
Total stockholders' equity	5,377,510	6,861,312
Total liabilities and stockholders' equity	$ 9,797,412	$ 7,656,134

Corstasis Therapeutics Inc.

Statements of Operations

For the Years Ended December 31, 2025 and 2024

	2025	2024
Revenue, net	$ 63,455	$ -
Cost of goods sold	14,949	-
Gross profit	48,506	-
Operating expenses		
General and administrative expenses	4,651,078	2,477,972
Research and development expenses	2,173,232	4,712,062
Total operating expenses	6,824,310	7,190,034
Loss from operations	(6,775,804)	(7,190,034)
Other income (expense)		
Interest income	98,734	176,834
Interest expense	(41,192)	-
Total other income	57,542	176,834
Loss before provision for (benefit from) income taxes	(6,718,262)	(7,013,200)
Provision for (benefit from) income taxes	4,038,919	(1,467,987)
Net loss	$ (10,757,181)	$ (5,545,213)

Corstasis Therapeutics Inc.

Statements of Changes in Stockholders' Equity

For the Years Ended December 31, 2025 and 2024

	Common Stock		Additional	Simple Agreements for	Accumulated	
	Shares	Amount	Paid-in Capital	Future Equity	Deficit	Total
Balance at January 1, 2024	23,361,928	$ 23,362	$ 23,374,739	$ -	$ (16,497,266)	$ 6,900,835
Stock issued for cash	2,033,334	2,034	4,267,966	-	-	4,270,000
Stock-based compensation	-	-	1,235,690	-	-	1,235,690
Net loss	-	-	-	-	(5,545,213)	(5,545,213)
Balance at December 31, 2024	25,395,262	25,396	28,878,395	-	(22,042,479)	6,861,312
Stock issued for cash	642,865	643	1,511,856	-	-	1,512,499
Conversion of convertible debt	416,667	417	774,583	-	-	775,000
Stock-based compensation	-	-	2,385,880	-	-	2,385,880
SAFE instruments issuance	-	-	-	4,600,000	-	4,600,000
Net loss	-	-	-	-	(10,757,181)	(10,757,181)
Balance at December 31, 2025	26,454,794	$ 26,456	$ 33,550,714	$ 4,600,000	$ (32,799,660)	$ 5,377,510

See accompanying notes to financial statements

Corstasis Therapeutics Inc.
Statements of Cash Flows
For the Years Ended December 31, 2025 and 2024

	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:		
Net loss	$ (10,757,181)	$ (5,545,213)
Adjustments to reconcile net loss to net cash used by operating activities:		
Stock-based compensation	2,385,880	1,235,690
Deferred income taxes	4,038,119	(1,468,787)
(Increase) decrease in operating assets:		
Accounts receivable	(68,808)	-
Inventory	(4,514,319)	-
Prepaid storage	51,667	12,917
Increase (decrease) in operating liabilities:		
Accounts payable	(18,018)	18,402
Accrued compensation and related expenses	(150)	(14,094)
Accrued expenses	4,418,247	-
Net cash used by operating activities	(4,464,563)	(5,761,085)
CASH FLOWS FROM FINANCING ACTIVITIES:		
Proceeds from stock issuance	1,512,500	4,270,000
Proceeds from SAFE issunace	4,600,000	-
Net cash provided by financing activities	6,112,500	4,270,000
Net increase (decrease) in cash	1,647,937	(1,491,085)
Cash and cash equivalents beginning of year	2,855,932	4,347,017
Cash and cash equivalents end of year	$ 4,503,869	$ 2,855,932
SUPPLEMENTAL CASH FLOW INFORMATION:		
Cash paid for taxes	$ -	$ 800
Cash paid for interest	$ -	$ -
NONCASH INVESTING AND FINANCING ACTIVITES:		
Long-term storage received in exchange for convertible note payable	$ -	$ 775,000
Convertible note payable converted to common stock	$ 775,000	$ -

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

Corstasis Therapeutics Inc. (the "Company"), formerly known as RESQ Pharmaceuticals was incorporated February 19, 2019 in the state of Delaware. for the purpose of providing intuitive outpatient therapeutic options which help patients recover from fluid overload associated with congestive heart failure (CHF), liver, and kidney disease in the comfort of their own home. The Company changed its name on September 23, 2023 to avoid confusion with a similarly named company.

The Company is a clinical-stage company developing a nasal spray formulation of bumetanide for the treatment of edema associated with congestive heart failure, hepatic and renal disease, including nephrotic syndrome in adults. The Company received approval from the United States Food and Drug Administration ("FDA") for its lead product Enbumyst in September 2025.

The Company's operations are subject to significant risks and uncertainties, including failing to successfully develop and license or commercialize the Company's products.

Subsequent to year end, the Company entered into an agreement to sell all outstanding stock to become a wholly-owned subsidiary of purchasing company (See Note 9).

Basis of accounting

The Company's financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash in banks and all highly liquid investments with a maturity of three months or less at the time of purchase.

Organization and start-up costs

The Company accounts for organization and start-up costs in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 720-15, *Other Expenses—Start-Up Costs*. All costs associated with start-up activities, including organization costs, are expensed as incurred.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts receivable and allowance for credit losses

Accounts receivable are carried at original invoice amounts less an estimated allowance for credit losses. The Company makes ongoing estimates relating to the collectability of accounts receivable and maintains an allowance for estimated credit losses resulting from the inability of its customers to make the required payments. In determining the allowance amount, the Company considers historical levels of credit loss and significant economic developments within the industry that could impact the ability of its customers to pay outstanding balances and makes judgements about the creditworthiness of significant customers based on ongoing credit evaluations. Because the Company cannot predict future changes in the financial stability of its customers, actual future losses for uncollectible accounts may differ from estimates. In the event the Company determines a smaller or larger reserve is appropriate, it would record a benefit or charge to the operating expense in the period in which such a determination was made. There was no allowance for credit losses as of December 31, 2025 and 2024.

Inventories

The Company values its inventories at the lower of cost, as determined by the first-in first-out (FIFO) method, or net realizable value.

Revenue recognition

The Company's revenue is recognized at a point in time based on the transfer of control. None of the Company's contracts contain variable consideration and contract modifications are generally minimal. The majority of the Company's revenue arrangements generally consist of a single performance obligation to transfer promised goods or services. Transfer of control passes to customers upon shipment or upon receipt depending on the agreement with the customer.

The transaction price is determined based upon the invoiced sales price, less anticipated adjustments. Payment terms for transactions depend on the agreement with the customers and payment is generally required within 30 to 60 days or less of shipment to or receipt by the customers. As revenue recognition and billings generally occur in the same period, there are no contract assets other than accounts receivable.

Research and development

The Company expenses all research and development costs as incurred. Research and development expense was approximately $2,173,232 and $4,712,062 for the years ended December 31, 2025 and 2024, respectively.

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, *Income Taxes*, which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent the future tax consequence for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized.

The Company follows the accounting policies for uncertainty in income taxes recognized in a nonpublic entity's financial statements. It details how entities should recognize, measure, present, and disclose uncertain tax positions that have been or are expected to be taken. As such, financial statements will reflect expected future tax consequences of uncertain tax positions presuming the taxing authorities' full knowledge of the position and all relevant facts. The Company's income tax filings are subject to examination by Federal taxing authorities for a period of three years from the date they are filed and for a period of four years for California taxing authorities. There was no impact to the Company's financial statements as a result of these policies for the years ended December 31, 2025 and 2024. Management does not anticipate any tax adjustments, if accepted, that would result in a material change to its financial position.

Potential interest and penalties related to unrecognized tax benefits are recorded within the provision for income taxes. For the years ended December 31, 2025 and 2024, no interest or penalties were recorded in the statements of operations. No interest or penalties were accrued in the balance sheets at December 31, 2025 and 2024 relating to unrecognized benefits.

Adoption of new accounting standard

Effective for the current period ending December 31, 2025, the Company early adopted the provisions of ASU 2025-05, *Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets*. Under this guidance, the Company elected the practical expedient to assume that current conditions as of the balance sheet date do not change for the remaining life of current accounts receivable arising from transactions accounted for under FASB ASC 606, *Revenue from Contracts with Customers*. In addition, as a private entity, the Company elected the accounting policy to consider collection activity after the balance sheet date but before the financial statements are available to be issued when estimating expected credit losses for these receivables.

Subsequent events

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Subsequent events have been evaluated through June 5, 2026, which is the date the financial statements were available to be issued. See Note 8 for disclosure of subsequent events.

NOTE 2. ACCOUNTS RECEIVABLE

The balance of accounts receivable at December 31, 2025 and 2024 totaled $68,808 and $0, respectively. As of January 1, 2024, the balance of accounts receivable was $0.

NOTE 3. INVENTORY

At December 31, 2025 and 2024, the Company's inventories included the following:

	2025	2024
Raw materials	$ 944,517	$ -
Work in progress	3,360,888	-
Finished goods	208,914	-
Total	$ 4,514,319	$ -

Management periodically reviews inventory for obsolescence and writes off or writes down obsolete inventory based on market prices and ability to sell inventory.

NOTE 4. PREPAID STORAGE

On October 1, 2024, the Company entered into a long-term storage agreement maturing September 30, 2039 by issuing a convertible note payable in the principal amount of $775,000 (see Note 5). During the years ended December 31, 2025 and 2024 the storage expense totaled $51,667 and $12,917, respectively. As of December 31, 2025, the current and long-term portions of the prepaid storage totaled $51,667 and $658,749, respectively.

NOTE 5. CONVERTIBLE NOTE PAYABLE

On October 1, 2024, the Company issued a convertible note payable in the principal amount of $775,000 for long-term storage of test specimens. The note is due upon demand of the holder and does not bear a stated interest rate. Accordingly, the Company has imputed interest on the note using the Applicable Federal Rate (AFR) in effect as of the issuance date, which was 4.10% as of October 1, 2024. The note is classified as a current liability due to its demand feature. The note is convertible into shares of the Company's common stock at the option of the holder, subject to the terms and conditions specified in the note agreement.

The note was converted to 416,667 shares of common stock at $1.86 per share on August 20, 2025. As of December 31, 2025 and 2024, the outstanding balance for convertible note payable totaled $0 and $775,000, respectively.

NOTE 6. STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation in accordance with FASB ASC 718, *Compensation—Stock Compensation*. Stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period, which is generally the vesting period of the award. Stock-based compensation is granted to employees, directors, and certain consultants as part of the Company's incentive plans.

Restatement of Equity Incentive Plan

In September 2025, the Company restated the equity incentive plan which covers all stock options and restricted stock awards. The restatement changed the provisions for immediate vesting based on a liquidity event, as described in the agreement. Management believes that the change in incentive plan will have negligible effect on the treatment of such awards.

Stock options

The Company has a stock-based compensation plan (share-based payment plan). Under the plan, the Company may grant options for up to 20,000,000 shares of common stock. The exercise price of each option is equal to the market price of the Company's stock on the date of grant. The maximum term of the options is 10 years, and they vest immediately upon grant.

No option pricing model was used to determine the fair value of stock options granted during the period, as all options were immediately vested upon grant. The fair value of these options was measured at their intrinsic value on the grant date. As a result, no significant assumptions or valuation models were required for these awards.

	2025		2024	
	Number of Shares	Weighted-Average Exercise Price	Number of Shares	Weighted-Average Exercise Price
Outstanding at beginning of year	436,955	$ 1.76	255,000	$ 1.52
Granted	220,000	2.10	181,955	2.10
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding at end of year	658,455	$ 1.87	436,955	$ 1.76
Options exercisable at end of year	658,455	$ 1.87	436,955	$ 1.76

The weighted-average grant-date fair value of options granted during the years ended December 31, 2025 and 2024 was $2.10 and $2.10, respectively.

NOTE 6. STOCK-BASED COMPENSATION (CONTINUED)

Restricted stock awards

The fair value of restricted stock awards is estimated by comparable stock issuance near award date. Restricted stock activity during the years ended December 31, 2025 and 2024, respectively, were as follows:

	2025		2024	
	Number of Shares	Weighted-Average Grant-Date Fair Value per Share	Number of Shares	Weighted-Average Grant-Date Fair Value per Share
Non-vested at beginning of year	907,685	$ 2.10	559,496	$ 1.53
Granted	450,851	2.10	907,685	2.10
Vested	(907,685)	2.10	(559,496)	1.53
Forfeited	-	-	-	-
Non-vested at end of year	450,851	$ 2.10	907,685	$ 2.10

Awards are being amortized to expense over the one year cliff-vesting period.

NOTE 7. SIMPLE AGREEMENTS FOR FUTURE EQUITY

During the year ended December 31, 2025, the Company entered into Simple Agreements for Future Equity ("SAFE instruments") with investors and received aggregate cash proceeds of $4,600,000. The SAFE instruments do not have a stated maturity date and do not bear interest. Under the terms of the agreements, the SAFE instruments are convertible into shares of the Company's capital stock upon the occurrence of specified future events, including a qualified equity financing or a liquidity event, as defined in the agreements (See Note 9). Based on the current agreed-upon valuation and conversion terms, the outstanding SAFE instruments are convertible into an aggregate of 724,409 shares of the Company's capital stock upon such a qualifying event. Until such conversion or settlement occurs, the SAFE instruments are classified as a component of stockholders' equity in the accompanying financial statements.

Management determined that the SAFE instruments met the conditions for equity classification. Accordingly, the proceeds were recorded within stockholders' equity and are not subsequently remeasured so long as equity classification continues to be appropriate.

NOTE 8. INCOME TAXES

The provision for (benefit from) income taxes consists of the following components for the years ended December 31:

	2025	2024
Current:		
Federal	$ -	$ -
State	800	800
Total current	800	800
Deferred:		
Federal	4,038,119	(1,468,787)
State	-	-
Total deferred	4,038,119	(1,468,787)
Provision for (benefit from) income taxes	$ 4,038,919	$ (1,467,987)

The net deferred income tax assets and (liabilities) consist of the following as of December 31, 2025:

	Federal	State	Total
Deferred tax assets	$ 5,428,065	$ -	$ 5,428,065
Valuation allowance	(5,428,065)	-	(5,248,065)
	-	-	-
Deferred tax (liabilities)	-	-	-
	$ -	$ -	$ -

The net deferred income tax assets and (liabilities) consist of the following as of December 31, 2024:

	Federal	State	Total
Deferred tax assets	$ 4,038,119	$ -	$ 4,038,119
Deferred tax (liabilities)	-	-	-
	$ 4,038,119	$ -	$ 4,038,119

At December 31, 2025, the Company had deferred tax assets primarily related to net operating loss carryforward, amortization of research and development costs, and stock-based compensation totaling $5,428,065. Management evaluates the realizability of deferred tax assets by assessing the likelihood that sufficient taxable income will be generated in future periods to utilize the benefits of those assets, consistent with the more-likely-than-not criterion.

NOTE 8. INCOME TAXES (CONTINUED)

Based on this assessment, including consideration of continued operating losses in recent years and updated forecasts of future taxable income, management concluded that it is not more likely than not that a portion of the deferred tax assets will be realized. As a result, the Company recorded an increase in its valuation allowance of $5,428,065 during the year ended December 31, 2025. The total valuation allowance was $5,428,065 and $0 at December 31, 2025 and 2024, respectively. Management will continue to evaluate the realizability of deferred tax assets at each reporting date and will adjust the valuation allowance as appropriate if estimates of future taxable income or other relevant factors change.

NOTE 9. SUBSEQUENT EVENTS

On April 2, 2026, the Company completed the sale of 100% of its outstanding equity interests to a publicly traded company pursuant to a definitive agreement entered into on March 2, 2026. The transaction closed after the balance sheet date and therefore has not resulted in any adjustment to the amounts reported in the accompanying financial statements.